Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
Mara V. J. Senn, Esq. (VSB No. 43190)
ARNOLD & PORTER LLP
370 Seventeenth Street, Suite 4500
Denver, CO 80202 (303) 863-1000
- and -
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5000
-and-
399 Park Avenue
New York, NY 10022
(212) 715-1000

Counsel to the Debtors and Debtors-in-Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
ALEXANDRIA DIVISION

In re:                                                        )
                                                                )     Case No. 04-13819-SSM
                                                                )     Jointly Administered
US AIRWAYS, INC., et al.1,                  )     Chapter 11
                                                                )
          Debtors.                                       )
____________________________)

FIRST SUPPLEMENTAL ORDER (I) AUTHORIZING DEBTORS' USE OF
CASH COLLATERAL AND (II) PROVIDING ADEQUATE PROTECTION
PURSUANT TO BANKRUPTCY RULES 4001(b) AND 4001(d)

This matter came on for continued hearing upon the Debtors' Motion, dated September 12, 2004, for Bridge, Interim and Final Orders (1) Authorizing the Debtors to Use Cash Collateral; (2) Providing Adequate Protection; (3) Scheduling a Final Hearing; (4) Approving Form and Manner of Notice; and (5) Granting Related Relief (the "Motion")2, wherein the Debtors moved this Court for, among other things, the entry of bridge, interim, and final orders authorizing the Debtors' use of Cash Collateral. At the conclusion of the Final Hearing, the Court entered its Final Order (I) Authorizing the Use of Cash Collateral and (II) Providing Adequate Protection Pursuant to Bankruptcy Rules 4001(b) and 4001(d) (the "Final Order"). Under the terms of the Final Order, the Debtors were permitted to use Cash Collateral, subject to the terms of the Final Order, until 11:59 p.m. (New York time) on January 14, 2005. The Debtors have requested an extension and amendment of the terms of the Final Order allowing the Debtors to use Cash Collateral until 11:59 p.m. (New York time) on June 30, 2005 and the ATSB Lender Parties have consented to such use of the Cash Collateral and use, sale or lease of the other Pre-Petition Collateral, subject to the terms and conditions set forth in this order (this "Supplemental Order"). In accordance with Bankruptcy Rules 4001(b) and (d), due and proper notice of the hearing upon the Debtors' request for entry of this Supplemental Order (the "Supplemental Hearing") has been provided to the appropriate parties-in-interest and the appearances of all interested parties have been noted in the record of the Supplemental Hearing. Upon all the pleadings filed with the Court, all of the proceedings held before the Court and the record of the Interim Hearing, the Final Hearing and the Supplemental Hearing, and after due deliberation and sufficient cause appearing therefor,

THE COURT HEREBY FINDS AND CONCLUDES THAT:

Background

A.     Incorporation of Final Order. The findings and conclusions set forth in the Final Order in paragraphs A through V are adopted, affirmed and incorporated by reference as if fully set forth herein.

B.     Final Hearing. On October 14, 2004, this Court held the Final Hearing to consider the Debtors' request for final relief and subsequently entered a Final Order allowing the Debtors to use the Cash Collateral, subject to the conditions and limitations set forth in such Final Order, during the period from the date of such Final Order until 11:59 p.m. (New York time) on January 14, 2005, as such period may be extended upon the consent of Debtors and the ATSB Lender Parties (the "Final Cash Collateral Period"). The Debtors have utilized Cash Collateral during the Final Cash Collateral Period in compliance with the conditions and limitations of the Final Order.

C.     Global GE Settlement. On December 16, 2004, this Court held the hearing on the Debtors' Motion for Order Pursuant to 11 U.S.C. Sections 105(a), 362, 363, 364, 365, 503, 1110 and Fed. R. Bankr. P. 9019 Authorizing the Debtors to Enter into a Global Settlement, Including a Bridge Facility, with General Electric Capital Corporation, Acting Through its Agent GE Capital Aviation Services, Inc., GE Engine Services, Inc. and General Electric Company, GE Transportation Component and Their Respective Affiliates, dated November 26, 2004 (the "Global GE Settlement"), and subsequently entered an order approving the Global GE Settlement. The Global GE Settlement consists of several separate, but interrelated, transactions and agreements, and is governed by that certain Amended and Restated Master Memorandum of Understanding, dated November 24, 2004 (collectively, including the related term sheets, the "Master MOU").

D.     Assignment of Tranche A Loan. Pursuant to the Order Approving (1) the Primary Tranche A Lender Assignment, (2) the Alternate Tranche A Lender Assignment, and (3) Amendment No. 5 to Loan Agreement Pursuant to 11 U.S.C. Sections 105, 363, 1108 and Bankruptcy Rules 4001 and 6008, dated December 17, 2004, the YC SUSI Trust assigned its position and rights as Primary Tranche A Lender to Govco Incorporated, Bank of America assigned its position and rights as Alternate Tranche A Lender to Citibank, N.A. and Amendment No. 5 to the Loan Agreement was executed. For purposes of this Supplemental Order, references to the ATSB Lender Parties shall include Govco Incorporated and Citibank, N.A. in their respective capacities as Primary Tranche A Lender and Alternate Tranche A Lender (together, the "Tranche A Lenders") under the Loan Agreement, as amended.

E.     Notice Provided. Twenty (20) days prior notice of the Supplemental Hearing and the Debtors' request for entry of the Supplemental Order was given by telecopy, electronic mail, overnight delivery service, hand delivery or regular mail to (i) each of the Initial Notice Parties (as defined in the Motion) and, without duplication, (ii) parties who have filed a request for service, (iii) counsel to the Committee and (iv) counsel to the official Section 1114 Retiree Committee appointed by the Court (the "1114 Committee") (collectively, the "Supplemental Notice Parties"). Requisite, due and proper notice has been provided in accordance with Bankruptcy Rule 4001, which notice is sufficient for all purposes under the Bankruptcy Code and no other notice need be provided for entry of this Supplemental Order.

     NOW, based upon the Motion of the Debtors and the record before this Court at the Supplemental Hearing, and good cause appearing therefor,

     IT IS ORDERED, ADJUDGED AND DECREED that:

(1)     The Debtors' request for further authority to utilize Cash Collateral is allowed, subject to the terms and conditions hereof.

Supplemental Cash Collateral Period

(2)     Notwithstanding any provision of the Bankruptcy Code or the Bankruptcy Rules to the contrary, this Supplemental Order shall take effect immediately upon signature and shall remain in effect until 11:59 p.m. (New York time) on June 30, 2005 (such period, plus any extension requested by the Debtors and consented to (in writing) by the ATSB Lender Parties of not more than five business days thereafter, being referred to as the "Supplemental Cash Collateral Period"). The Debtors' ability and authorization to use Cash Collateral during the Supplemental Cash Collateral Period shall at all times be subject to the termination provisions of section 10 in this Supplemental Order. The Supplemental Cash Collateral Period shall be subject to further extension, upon the joint request of the Debtors and the ATSB Lender Parties, after notice and a hearing, by entry of an order of this Court extending such Supplemental Cash Collateral Period for an additional period (any such judicially-extended period, based in part on the consent of the ATSB Lender Parties, being an "Extended Supplemental Cash Collateral Period"). The ATSB Lender Parties expressly reserve their rights to consent to, or contest, the Debtors' request to use Cash Collateral and use, sell and lease the Pre-Petition Collateral after the Supplemental Cash Collateral Period. The ATSB Lender Parties expressly reserve their rights, based upon any material change in circumstances affecting the Debtors, to claim that the provisions of this Supplemental Order do not constitute "adequate protection" for the purposes of sections 361 and 363(c) and (e) of the Bankruptcy Code, or otherwise, and to request additional adequate protection over and above provisions of this Supplemental Order. The Debtors expressly reserve their rights to seek authorization for use of Cash Collateral after the Supplemental Cash Collateral Period over the objection of the ATSB Lender Parties.

Good Faith, Reliance and Conduct

(3)     Good Faith. The Debtors, the ATSB Lender Parties, and their respective agents (including the Loan Administrator), advisors and employees have acted in good faith in negotiating, consenting, and agreeing to the Debtors' use of Cash Collateral as contemplated and provided by this Supplemental Order. The negotiation of the terms and provisions of this Supplemental Order have been conducted at arm's length, and the Debtors believe such terms and provisions are fair and reasonable under the circumstances and reflect the Debtors' exercise of reasonable business judgment consistent with the Debtors' fiduciary duties.

(4)     Release. The Debtors hereby release the ATSB Lender Parties (in their respective capacities as Lenders, Agents, or as a guarantor with respect to the Loan Agreement, the Guarantee and the Collateral Agreements) and their respective agents (including the Loan Administrator), advisors and employees (in their capacities as such), from any and all claims and causes of action, arising prior to the Petition Date, that the Debtors may possess arising out of, or in any way relating to, the ATSB Loan, the Loan Agreement, the Guarantee, or the Collateral Agreements.

(5)     No Environmental Liability. Nothing in this Supplemental Order, the Loan Agreement, or any of the Collateral Agreements or related documents, shall in any way be construed or interpreted to impose or allow the imposition upon the ATSB Lender Parties (in their capacities as such) or their respective agents (including the Loan Administrator), advisors and employees (in their capacities as such) any liability for any claims arising from the prepetition or postpetition activities of the Debtors or any of their affiliates in the operation of their businesses, or in connection with their restructuring efforts. In exercising any of their rights or remedies, as and when permitted, pursuant to this Supplemental Order, the Loan Agreement, the Guarantee or any of the Collateral Agreements, neither the ATSB Lender Parties nor the Loan Administrator (or any of them, in their capacities as such) shall be deemed to be in control of the operations of the Debtors or to be acting as a "responsible person" or "owner or operator" with respect to the operation of management of the Debtors (as such terms, or any similar terms, are used in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended, or any similar federal or state statute).

(6)     Reliance. Based on the findings set forth in this Supplemental Order, the Final Order and the Interim Order, and the reliance of the ATSB Lender Parties in good faith on the terms thereof, if any of the provisions of this Supplemental Order, are hereafter modified, vacated or stayed by an Order of this Court or another court, such stay, modification or vacation shall not affect the validity and enforceability of any lien, security interest or priority authorized for the benefit of any of the ATSB Lender Parties hereunder, or under the Final Order, that is granted or attaches prior to the effective date of such stay, modification or vacation, and any use of the Cash Collateral by the Debtors pursuant to this Supplemental Order, or the Final Order, prior to the effective date of such modification, stay or vacation shall be governed in all respects by the original provisions of this Supplemental Order and the Final Order.

Authorized Use of Cash Collateral

(7)     The Debtors are hereby authorized to use Cash Collateral during the Supplemental Cash Collateral Period (and any Extended Supplemental Cash Collateral Period), subject to the conditions and limitations set forth below.

(8)     Authorized Uses of Cash Collateral. The Debtors may use Cash Collateral during the Supplemental Cash Collateral Period (and any Extended Supplemental Cash Collateral Period) to pay the ordinary and reasonable expenses of operating their businesses, including, without limitation, payroll and benefit expenses, aircraft and engine debt and lease payments, purchase of fuel and supplies, government security and inspection fees, advertising, utility services, payroll taxes, insurance, supplies and equipment vendor and supplier services, and other expenditures as are necessary for operating their businesses; provided, however, that the Debtors shall not be authorized to use any of the Cash Collateral to purchase, lease, finance or otherwise acquire aircraft without the prior written consent of the ATSB Lender Parties, but such prohibition shall not prevent the Debtors from making payments, pursuant to section 365 or section 1110 of the Bankruptcy Code, relating to Section 1110 Assets (as defined below) acquired by the Debtors prior to the Petition Date3. The Debtors may also utilize Cash Collateral during the Supplemental Cash Collateral Period (and any Extended Supplemental Cash Collateral Period) to make payments authorized under other Orders entered by this Court, including for payment of professional and other administrative expenses; provided, however, that notwithstanding anything herein to the contrary, no such Cash Collateral may be used by the Debtors to pay any professional fees or expenses of any party in interest to initiate or prosecute any adversary proceeding (i) to challenge the validity, perfection or enforceability of the ATSB Loan, the Collateral Agreements, or any liens or security interests securing the ATSB Loan (or to undertake any formal discovery proceedings after the commencement of any such adversary proceeding) or (ii) to assert any claims or causes of action against any ATSB Lender Party or the Loan Administrator (in their capacities as such) or their respective agents, advisors and employees, or to conduct formal discovery proceedings after the commencement of any such adversary proceeding. The foregoing shall not be interpreted to prevent the Debtors from paying the reasonable professional fees or expenses of the Committee incurred prior to December 31, 2004 in connection with the investigation of the liens, security interests, and claims of the ATSB Lender Parties.

Adequate Protection for ATSB Lender Parties
For Debtors' Use of Cash Collateral

(9)     On account of the Debtors' use of Cash Collateral, their use, sale or lease of the other Pre-Petition Collateral, and the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code, in each case during the Final Cash Collateral Period, Supplemental Cash Collateral Period and any Extended Supplemental Cash Collateral Period, the ATSB Lender Parties are hereby granted the following adequate protection:

(a)     Interest, Fees and Costs. The Debtors shall pay, for the benefit of the ATSB Lender Parties, all current interest, fees (including without limitation all fees as described in section 2.8 of the Loan Agreement) and reasonable charges (including without limitation all charges as described in section 11.3 of the Loan Agreement) accruing or payable under the Loan Agreement prior to the expiration of the Supplemental Cash Collateral Period and any Extended Supplemental Cash Collateral Period; provided that any such unpaid interest and all fees and charges as described in section 2.8 of the Loan Agreement that came due and were payable under the Loan Agreement prior to the Petition Date shall be paid within five (5) business days after the Debtors' receipt of a statement therefor. All such payments of interest shall be calculated at the default rate under the Loan Agreement. All such payments of interest, fees and charges accruing shall be due and payable as and when required under the Loan Agreement.

(b)     Replacement Collateral and Replacement Liens. The Debtors hereby grant, assign and pledge to the Collateral Agent, for the ratable benefit of the ATSB Lender Parties, valid, perfected and enforceable liens and security interests (the "Replacement Liens") in (i) all property owned by any of the Debtors as of the Petition Date in which the Collateral Agent does not hold a valid, enforceable and perfected lien or security interest and the proceeds therefrom, and (ii) all property which becomes part of the Debtors' estates on or after the Petition Date and the proceeds therefrom (collectively (i) and (ii) together being the "Replacement Collateral")4, which property shall include, without limitation, (A) any accounts receivable acquired by the Debtors on or after the Petition Date, and (B) any cash or cash equivalents acquired by the Debtors on or after the Petition Date, which cash or cash equivalents shall be deemed Cash Collateral and subject to the protections of section 363 of the Bankruptcy Code; provided, however, that such Replacement Liens shall not extend or apply to any interest of the Debtors (i) in any aircraft or engine, including all parts, substitutions, renewals and replacements of, improvements, accessions and accumulations incident to each such aircraft or engine to the extent any such asset constitutes equipment within the scope of section 1110(a) of the Bankruptcy Code (all of the foregoing being referred to as "Section 1110 Assets"), (ii) any other asset with respect to which the granting of any such Replacement Lien would cause a default, directly or indirectly, of any Section 1110 Agreement (as defined below), other than a default solely arising from any negative pledge or similar provision in any such Section 1110 Agreement with respect to otherwise unencumbered property; (iii) deposits of cash and cash equivalents, made by the Debtors in the ordinary course of business, of the type described in clause (iii) of the definition of "Permitted Encumbrances" in the Loan Agreement; provided, further, that (A) the Replacement Liens attach automatically to any reversionary or residual interest the Debtors have in such deposits upon the satisfaction of the obligations secured by such deposits, and (B) such deposits shall not constitute Unrestricted Cash for the purposes of this Supplemental Order (such qualifying deposits being referred to as "Permitted Cash Deposits"); (iv) the Carve-Out (as defined below); or (v) all avoidance actions of the Debtors' estates arising under Sections 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code, and all proceeds thereof (other than proceeds of actions arising under Section 549 with respect to transfers of assets, including Cash Collateral, which constitute either Pre-Petition Collateral or Replacement Collateral, which such proceeds shall remain subject to liens in favor of the ATSB Lender Parties) (all such unencumbered proceeds of such avoidance actions being referred to as the "Unencumbered Chapter 5 Avoidance Proceeds"). For purposes of this Supplemental Order or any other order entered in connection with the use of Cash Collateral (any such order, a "Cash Collateral Order"), a "Section 1110 Agreement" shall include any agreement related to Section 1110 Assets, including, without limitation, security agreements, mortgages, trusts, leases, conditional sale agreements or other instruments applicable to such Section 1110 Assets. For the avoidance of doubt, the Replacement Liens conveyed hereunder shall attach to all of the Pre-Petition Collateral and all proceeds and replacements thereof, including without limitation any of the Pre-Petition Collateral which constitutes Section 1110 Assets. The Replacement Liens granted hereunder shall be limited in amount to the aggregate diminution in value of the interests of the ATSB Lender Parties in the Pre-Petition Collateral during the Bridge Cash Collateral Period, Interim Cash Collateral Period, Final Cash Collateral Period, Supplemental Cash Collateral Period and any Extended Supplemental Cash Collateral Period.

(c)     Automatic Perfection of Replacement Liens. The Replacement Liens granted under the Bridge Order, the Interim Order, the Final Order and this Supplemental Order shall be valid, perfected, and enforceable against the Replacement Collateral as of the Petition Date, and shall not be subject to dispute, avoidance or subordination, without further filing or recording of any document or instrument or the taking of any further actions. Notwithstanding the automatic perfection of the Replacement Liens granted pursuant to the Bridge Order, the Interim Order, the Final Order and this Supplemental Order, the ATSB Lender Parties are hereby authorized, but not required, to file or record financing statements, trademark filings, mortgages, notices of lien and other similar instruments in any jurisdiction, or to take any other action they deem necessary or appropriate in order to validate or perfect such Replacement Liens. A certified copy of this Supplemental Order may, in the discretion of any ATSB Lender Party, be filed with or recorded in any filing or recording offices in addition to, or in lieu of, such financing statements, mortgages, notices of lien or other similar instruments, and all filing or recording offices are hereby authorized to accept such certified copy of this Supplemental Order for filing and recording. The Debtors are authorized and directed to execute and deliver all instruments and documents prepared by the ATSB Lender Parties, and to pay all reasonable fees and expenses, that are reasonably required or necessary to facilitate any such filings or recordings elected to be made by the ATSB Lender Parties.

(d)     Priority of Replacement Liens. The Replacement Liens granted hereunder shall be subject and subordinate in priority to any liens, security interests and other encumbrances, existing as of the Petition Date, or which attach to the Replacement Collateral, that are valid, perfected, enforceable and unavoidable and that are otherwise senior to the pre-petition liens in favor of the ATSB Lender Parties. Except with respect to purchase money financing obtained by the Debtors after the Petition Date, and any Permitted Cash Deposits made by the Debtors after the Petition Date, the Debtors shall not seek to grant, from and after the Petition Date, any liens or security interests in any of the Pre-Petition Collateral or Replacement Collateral, pursuant to section 364(d) of the Bankruptcy Code or otherwise, which are senior to or made pari passu with any other lien or security interest. The Replacement Liens shall be valid and enforceable against any trustee appointed in any of the Cases, or in any prior or subsequent proceeding affecting the Debtors, including any conversion of any of the Cases to a case under chapter 7 of the Bankruptcy Code.

(e)     Super-Priority Administrative Expense Claim. Subject and subordinate only to (i) the Carve-Out, and (ii) a fund (the "Chapter 5 Avoidance Fund") composed of 40% of the Unencumbered Chapter 5 Avoidance Proceeds, the ATSB Loan Obligations are hereby granted and entitled to status as an administrative expense claim (the "Super-Priority Claim") pursuant to section 507(b) of the Bankruptcy Code, with priority over all other administrative expense claims. Such Super-Priority Claim shall be limited in amount to the aggregate diminution in value of the interests of the ATSB Lender Parties in the Pre-Petition Collateral during the Bridge Cash Collateral Period, the Interim Cash Collateral Period, the Final Cash Collateral Period, the Supplemental Cash Collateral Period and any Extended Supplemental Cash Collateral Period. The Chapter 5 Avoidance Fund shall be distributed in accordance with the priorities established by the Bankruptcy Code, provided that solely for the purposes of any such distribution of the Chapter 5 Avoidance Fund, any remaining Super-Priority Claim shall participate therein only with the priority established by section 507(a)(1) of the Bankruptcy Code.

(f)     Professional Compensation Procedures. The Debtors shall pay monthly, promptly upon submission of descriptive summary invoices (with a copy to counsel for the Committee and counsel to the ATSB Lender Parties), all reasonable fees, charges, expenses and other amounts incurred or accrued, prior to or during the Final Cash Collateral Period, the Supplemental Cash Collateral Period and any Extended Supplemental Cash Collateral Period, by any of the ATSB Lender Parties (in their capacities as ATSB Lender Parties), or the Loan Administrator (in such capacity), as the case may be, in connection with the Cases or the Loan Agreement, including, without limitation, (i) the reasonable attorneys' fees and expenses of Moore & Van Allen PLLC, as counsel to the Agent, the Collateral Agent, and Bank of America as a Tranche B Lender, (ii) the reasonable attorneys' fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, as counsel to the Tranche A Lenders, (iii) the reasonable attorneys' fees and expenses of counsel to RSA as a Tranche B Lender incurred in such capacity; (iv) the reasonable attorneys' fees and expenses of Curtis, Mallet-Prevost, Colt & Mosle LLP, as counsel to the ATSB; (v) the reasonable attorneys' fees and expenses of counsel to the Loan Administrator; and (vi) the fees and reasonable expenses of Lazard Freres & Co. LLC, the financial advisor retained at the direction of certain of the ATSB Lender Parties (the "Financial Advisor") as more particularly described in the engagement letter (the "Financial Advisor Engagement Letter") among the Financial Advisor, the Loan Administrator, the Debtors, the ATSB, and Bank of America as a Tranche B Lender. The Debtors' obligations to make such payments shall include, in each instance, any of such fees, charges, expenses and other amounts which were incurred or accrued but unpaid as of the date hereof (including without limitation amounts incurred or accrued prior to the Petition Date).

The Debtors, the Committee, and each other party in interest reserves the right to object to the reasonableness of such fees and expenses. Counsel for each of the ATSB Lender Parties (and the Loan Administrator) shall provide to the Debtors, with copies to each of the other ATSB Lender Parties, the Loan Administrator, and the Committee, by no later than the 20th calendar day of each month, a request for payment of professional fees and expenses incurred during the preceding calendar month. Each of the foregoing parties shall have until the last business day of such month to object to the Debtors' payment of any such fees and expenses on the basis that such fees and expenses are unreasonable. If no objections are made with respect to any particular request for payment, the Debtors shall pay such request for payment by no later than the 5th business day of the succeeding month. If an objection is made with respect to any particular request for payment, such objection shall be in writing, served upon the applicable counsel (but not initially filed with the Court), with a copy to the Debtors, and specify the basis upon which the objecting party asserts that such fees or expenses are unreasonable. The Debtors shall pay, by the 5th business day of the succeeding month, the portion of such request for payment which has not been objected to by any party. If not resolved consensually among the parties by the 10th business day after the objecting party's providing its original objection, the objecting party may file a motion with the Court, commencing a contested matter, and the Court shall resolve any objection to such request for payment. If the objecting party does not file such a motion within such 10-business day period (or such longer period as may be mutually agreed by or among the affected parties), the Debtors shall be required to pay such charges immediately as if no such objection had been raised.

It is expressly understood that compensation of professionals and advisors retained for the benefit of the ATSB Lender Parties (in their capacities as such), including, without limitation, the Financial Advisor and the various counsel described in clauses (i) through (vi) above, is governed by the terms of this section 9(f), and such professionals and advisors are not subject to the billing procedures established pursuant to the Order Granting Motion to Authorize Procedures for Interim Compensation and Reimbursement of Expenses of Professionals Pursuant to 11 U.S.C. Sections 105(a) and 363, dated October 14, 2004.

Disclosure Required of the Debtors

(g)      The Debtors shall provide the ATSB Lender Parties, with a copy to the Committee, by electronic mail or other means reasonably acceptable to the persons and at the addresses identified on Exhibit "A" attached hereto, the following information during the Supplemental Cash Collateral Period and any Extended Supplemental Cash Collateral Period:

(1)     Weekly Budget. On a weekly basis, a rolling 13-week cash forecast (the "Budget") including reports, in form, detail and substance reasonably satisfactory to the ATSB Lender Parties, which show the Debtors' sources and uses of cash from the prior week, and material variances associated therewith, with such Budget and reports to be provided, for the week that ends on Friday, by 12:00 p.m. on the following Wednesday;

(2)     Daily Unrestricted Cash Report. On a daily basis, reports in form, detail and substance reasonably satisfactory stating the aggregate amount of Unrestricted Cash (as defined in the Loan Agreement);

(3)     Copies of Documents. Copies of (i) all non-privileged documents provided to the Committee and any other official committee that is appointed in these Cases, (ii) any and all audits prepared by the Debtors' accountants, and (iii) subject to the Debtors' reasonable best efforts, copies of final versions or final drafts of all non-privileged consultants' reports, appraisals, business plans, and similar documents as they become available to the Debtors;

(4)     Slot Utilization Reports. True and complete copies of each Slot utilization report required to be delivered to the FAA under the Slot Regulations during the Supplemental Cash Collateral Period and any Extended Supplemental Cash Collateral Period, along with (i) any related request for waivers or other documentation provided to the FAA in connection therewith and (ii) a summary report, in the form attached as Exhibit "O" to the Loan Agreement, summarizing the Debtors' Slot utilization with respect to the applicable reporting period during the Supplemental Cash Collateral Period and any Extended Supplemental Cash Collateral Period. These reports and materials shall be delivered to the ATSB Lender Parties as soon as they become available but in any event (i) each such Slot utilization report and such other materials shall be delivered to the ATSB Lender Parties no later than the day that each such Slot utilization report is, or other materials are, submitted to the FAA, and (ii) each such summary report shall be delivered to the ATSB Lender Parties no later than the day that each such Slot utilization report is required to be submitted to the FAA under the Slot Regulations (without giving effect to any extensions or grace periods). In addition, upon a Responsible Officer of any of the Debtors obtaining knowledge of the Debtors' underutilization of any Slot or planned curtailment of the use of any Slot during the Supplemental Cash Collateral Period and any Extended Supplemental Cash Collateral Period, which is reasonably expected to cause Slots having an Appraised Value of $10,000,000 or more, individually or in the aggregate, to become subject to withdrawal, other revocation or termination by the FAA under the Slot Regulations, the Debtors shall provide the ATSB Lender Parties with prompt written notice of such underutilization or curtailment. For the purposes of this Supplemental Order, the terms "Slot", "Slot Regulations" and "Appraised Value" shall have the meanings ascribed to them in the Loan Agreement; and for the purposes of this paragraph, the term "Responsible Officer" shall have the meaning ascribed to it in the Loan Agreement and in addition any senior vice president of planning, senior vice president of marketing or vice president - network and revenue management of any of the Debtors; and

(5)     Monthly Information and Reports. Within 25 calendar days after the end of each month, all of the financial information, operational information (including Slot utilization reports) and related reports, documents and analysis required under the terms of the Loan Agreement. Without limiting the generality of the foregoing sentence, the Debtors shall also provide, in connection with the monthly financial and operating reports required hereby, a copy of the monthly variance analysis of the Debtors' statement of profit and loss, such analysis to be reasonably satisfactory in form, detail and content to the ATSB Lender Parties.

     (6)     Certification and Confidentiality. With respect to each of the reports and other materials required by subsections (1), (2), (4) and (5) above, such reports and other materials shall be accompanied by a certification (in a form reasonably satisfactory to the ATSB Lender Parties) of a Responsible Officer of the Debtors that the information contained therein is, to the best of his or her knowledge, true and correct in all material respects. With respect to each of the reports and other materials required by subsection (3) above, to the extent that the Debtors are restricted by valid and binding confidentiality arrangements affecting the distribution of any such reports or materials, (i) absent the entry of a court order, the Debtors' delivery of any such reports or materials may be redacted or restricted as specifically required by such reports and other materials, and (ii) the ATSB Lender Parties shall maintain the confidentiality of such reports and materials (and the information contained therein), except to the extent that the disclosure thereof is required by applicable law or court order. With respect to the Slot utilization reports, related requests for waivers and summary reports required by subsection (4) above, the ATSB Lender Parties shall maintain the confidentiality of such reports to the extent required under Section 11.16 of the Loan Agreement.

(h)     Financial Covenants. The Debtors shall comply at all times during the Supplemental Cash Collateral Period with the following financial covenants5:

(1)     Minimum Unrestricted Cash. The Debtors shall maintain Unrestricted Cash (as defined in the Loan Agreement) in amounts, (A) measured as of the close of business Friday of each week, not less than the weekly minimums of Unrestricted Cash as set forth in Exhibit "B" attached hereto, and (B) measured as of the close of business of each day from and after January 15, 2005 through the end of the Supplemental Cash Collateral Period, not less than $300,000,000. In addition, at no time may the Debtors have cash or cash equivalents of more than $35,000,000 (or the U.S. dollar equivalents thereof) located in deposit, investment or other accounts other than the Accounts (excluding for the purposes of this calculation any funds subject to Trust Agreements, all PFCs, all User Fees, all Security Service Fees, and all Permitted Cash Deposits).

(2)     Minimum EBITDAR. The Debtors shall have a cumulative Consolidated EBITDAR6 for each of the rolling four-month periods indicated below of not less than the following amounts measured as of the last day of each fiscal month for the previous four-month period:

Period	Minimum Cumulative Consolidated EBITDAR
September, 2004 - December, 2004	($171,400,000)
October, 2004 - January, 2005	($192,700,000)
November, 2004 - February, 2005	($242,900,000)
December, 2004 - March, 2005	($238,500,000)
January, 2005 - April, 2005	($ 84,700,000)
February, 2005 - May, 2005	$103,100,000

The Debtors shall calculate and certify to the ATSB Lender Parties in writing, with a copy to the Committee, not later than the 25th calendar day of each month, the Debtors' actual cumulative Consolidated EBITDAR reflecting the results of (x) the preceding calendar month and (y) the four calendar month period ending on the last day of such preceding calendar month. On or before the 25th of each month, commencing on January 25, 2005, the Debtors shall deliver to the ATSB Lender Parties, with a copy to the Committee, a certificate indicating that the cumulative Consolidated EBITDAR for the preceding months, as noted above, exceeds the applicable amount indicated above.

(3)          Maximum Capital Expenditures. Unless the ATSB Lender Parties shall otherwise consent in writing (with the Debtors' providing notice to the Committee), none of the Debtors shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Debtors (and their consolidated subsidiaries) on a consolidated basis during the applicable four-month rolling period would exceed the following amounts for each corresponding period:

Period	Maximum Capital Expenditures
September 1, 2004 - December 31, 2004	$25,000,000
October 1, 2004 - January 31, 2005	$30,000,000
November 1, 2004 - February 28, 2005	$32,500,000
December 1, 2004 - March 31, 2005	$32,500,000
January 1, 2005 - April 30, 2005	$32,500,000
February 1, 2005 - May 31, 2005	$32,500,000

For purposes hereof, the term "Capital Expenditures" shall mean any amounts expended or incurred (on a net cash usage basis, i.e., excluding (A) any amounts incurred via purchase money financing extended on customary terms and (B) any credits against purchase prices) for any purchase or other acquisition for value of any asset that is classified on a balance sheet of a Debtor, prepared in accordance with generally accepted accounting principles, as a fixed or capital asset or capital expenditure. For avoidance of doubt, payments by the Debtors, or any of them, on account of their respective obligations in relation to Section 1110 Assets acquired pre-petition shall not constitute Capital Expenditures for the purposes hereof.

(i)     Utilization of Slots. Each of the Debtors which holds or operates Slots shall, during the Supplemental Cash Collateral Period and any Extended Supplemental Cash Collateral Period, utilize its Slots in a manner consistent with the Slot Regulations so as to avoid, by any act or omission of any of the Debtors, the withdrawal, other revocation or termination of Slots by the FAA having an Appraised Value exceeding in the aggregate $10,000,000 at any time for failure to comply with the Slot Regulations or otherwise. The Debtors shall maintain personnel, policies, procedures and a computer database for the monitoring, utilization and management of the Slots in compliance with the Slot Regulations so as to ensure, to the greatest extent operationally feasible, that no Slot becomes subject to withdrawal by the FAA or is otherwise revoked or terminated based upon the Debtors' failure to comply with the Slot Regulations. The Debtors shall not (as lessor or sub-lessor) (A) enter into any lease or sub-lease, with a term of more than one year, with respect to any of its Slots without the prior written consent of the ATSB Lender Parties and notice to the Committee; or (B) enter into any lease or sub-lease, with a term of less than one year, to the extent that, at any time, such transaction would cause either (1) more than 15% of the Slots at any Slot-controlled airport to be subject to such leases, or (2) more than 10% of all of the Debtors' Slots to be subject to such leases.

(j)     Utilization of Gates and Gate Leases. Each of the Debtors which is the lessee, sub-lessee or other user of airport gates or Gate Leases (as defined in the Loan Agreement) shall (A) with respect to any Focus Airport (as defined below), utilize the gates and comply with the respective Gate Leases so as to avoid, by any act or omission of any of the Debtors, the termination (pursuant to section 365(d)(5) of the Bankruptcy Code or otherwise), rejection, revocation or loss of the right to use of any such gates or Gate Leases, without the prior written consent of the ATSB Lender Parties (which consent shall not be unreasonably withheld) and notice to the Committee; (B) with respect to any other airport, utilize the gates and comply with the respective Gate Leases so as to avoid, by any act or omission by any of the Debtors, the termination (pursuant to section 365(d)(5) of the Bankruptcy Code or otherwise), rejection, revocation or loss of the right to use of more than an aggregate amount of $10,000,000 of such gates and Gate Leases, such amounts to be determined at their current fair market value. The Debtors shall not sub-lease, for a term of more than one year, any of their gates or Gate Leases at any of the Focus Airports without the prior written consent of the ATSB Lender Parties (with notice to the Committee). The Debtors shall not sublease, for a term of less than one year, more than the greater of (x) one gate and Gate Lease at any Focus Airport, and (y) 20% of the gates and Gate Leases at any Focus Airport. For the avoidance of doubt, the Debtors may, without the prior consent of the ATSB Lender Parties, sub-lease gates and Gate Leases at airports other than the Focus Airports for terms of less than one year in the ordinary course of their business. As used in this Supplemental Order, the term "Focus Airport" shall mean the airports located in Boston, Charlotte, Philadelphia, New York (LaGuardia), Washington (Reagan National), and Ft. Lauderdale.

(k)     Maintenance of Accounts. Except to the extent section 345(b) of the Bankruptcy Code requires otherwise, or to the extent permitted by the Court pursuant to the Debtors' Motion to Authorize (A) Continued Maintenance of Existing Bank Accounts, (B) Continued Use of Existing Cash Management System, (C) Continued Use of Existing Business Forms, and (D) Waiver of Investment and Deposit Requirements, pursuant to 11 U.S.C. Sections105(a), 345(b) and 363(c)(1), the Debtors shall maintain their cash management system as in existence as of the Petition Date, including the maintenance of the Accounts as the principal concentration and investment accounts of the Debtors.

(l)     No Surcharge on Collateral. Except as represented by the Carve-Out, neither the Debtors, the Committee, any other official committee appointed in these Cases, nor any subsequently appointed trustee for any of the Debtors, shall assert a claim for costs or expenses of the administration of any of these Cases or any future proceeding or case which may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, to be charged against the Pre-Petition Collateral or the Replacement Collateral (or assessed against the Collateral Agent, any other ATSB Lender Party, or the Loan Administrator) pursuant to section 506(c) of the Bankruptcy Code or otherwise.

(m)     Access to Books, Records and Premises. Upon reasonable telephonic notice by any of the ATSB Lender Parties, the Loan Administrator, or the Financial Advisor, the Debtors shall permit such party and any of its agents, advisors, auditors and employees full and reasonable access (subject to any applicable legal privileges) to inspect, review and photocopy or otherwise duplicate (as applicable), the Debtors' books, records and place of business to verify the existence, condition, value and location of property in which the ATSB Lender Parties hold a security interest or Replacement Lien. The Debtors shall also provide the ATSB Lender Parties, the Loan Administrator, and the Financial Advisor, and any of their agents, advisors, auditors and employees, with reasonable access during normal business hours to all places of business, officers, consultants and employees of the Debtors, all without material disruption to the operation of the business of any of the Debtors. The Debtors shall provide to the ATSB Lender Parties, the Loan Administrator, and the Financial Advisor, with reasonable promptness, such financial information concerning the Debtors' cash flow projections, business plan, and other aspects of operations as such parties may reasonably request from time to time. Notwithstanding the foregoing, none of the Agents, the Loan Administrator, nor the Financial Advisor shall be required to share with, or provide to, RSA copies of any of its materials, analyses, work product or other reports regarding the financial condition, projections, prospects, value or other aspects concerning the Debtors' businesses.

(n)     Asset Sales. The Debtors shall remit to the Agent, for the benefit of the ATSB Lender Parties, the Net Cash Proceeds from any Asset Sales, within three (3) business days of the Debtors' receipt thereof; provided, however, that to the extent that the Net Cash Proceeds from any Asset Sales shall be less than $250,000, the Debtors shall not be obligated to remit such Net Cash Proceeds for the benefit of the ATSB Lender Parties until the next scheduled interest payment date under the ATSB Loan, provided further, however, that at any time that the aggregate Net Cash Proceeds from Asset Sales then held by the Debtors shall exceed $250,000, the Debtors shall, within three (3) business days, remit all such Net Cash Proceeds to the Collateral Agent for the benefit of the ATSB Lender Parties. Such Net Cash Proceeds shall be applied by the ATSB Lender Parties to the pre-petition ATSB Loan Obligations in accordance with the Loan Agreement. Nothing herein shall imply any consent by any of the ATSB Lender Parties to any such Asset Sale, and each of the ATSB Lender Parties reserves its right to object to any proposed Asset Sale. As used in the Supplemental Order, the terms "Net Cash Proceeds" and "Asset Sales" shall have the meanings ascribed to them in the Loan Agreement.

(o)     Plan Negotiations. The Debtors shall (i) negotiate with the ATSB Lender Parties the treatment of the claims of the ATSB Lender Parties under any plan of reorganization in good faith beginning not later than 14 days prior to the filing of any such plan with the Court and (ii) during such period, provide the ATSB Lender Parties with all drafts or final versions of any plan of reorganization, disclosure statement or other documents or pleadings related to the foregoing as and when such documents are provided to any GE Entity (as defined below), the Committee or any of their respective counsel or advisors.

Termination of Debtors' Ability to Use Cash Collateral

(10)     The Supplemental Cash Collateral Period, and the Debtors' ability to use Cash Collateral during such period, will terminate immediately upon the occurrence of any event described in clauses (a), (d), (e)(1), (f), (g),(i)(1) or (3), (j)(1), (k)(1), (m), (n), (o), (p) or (q) below, or, if any event described in any other clause below shall occur, four business days after any ATSB Lender Party shall deliver written notice to the Debtors that an event of default has occurred:

(a)     the Supplemental Order shall expire as provided in Paragraph (2) without the entry of an order of this Court approving the use of Cash Collateral during an Extended Supplemental Cash Collateral Period;

(b)     the Debtors fail to comply in any material respect with any of the terms or conditions of this Supplemental Order;

(c)     the Debtors seek any extension of this Supplemental Order, without providing the ATSB Lender Parties a minimum of two (2) business days prior written notice of the hearing on such extension;

(d)     (1) the aggregate amount of Unrestricted Cash is less than the applicable amounts required by section 9(h)(1)(A) of this Supplemental Order, measured as of the close of business on Friday of any week, unless the Debtors certify to the ATSB Lender Parties in writing before 8:00 p.m. (New York time) on the next calendar day (Saturday) that the aggregate amount of Unrestricted Cash is not less than the applicable minimum required by section 9(h)(1)(A) hereof, measured as of such Friday; or (2) from and after January 15, 2005, the aggregate amount of Unrestricted Cash is less than $300,000,000 measured as of the close of business of any business day, unless the Debtors certify to the ATSB Lender Parties in writing before 8:00 p.m. (New York time) on the next calendar day that the aggregate amount of Unrestricted Cash then exceeds $300,000,000;

(e)     (1) the Debtors enter into any asset sale or similar agreement (other than the Approved Aircraft Transactions), which agreement is not subject to the consent of the ATSB Lender Parties, for the sale, lease or transfer of the Pre-Petition Collateral, Cash Collateral, Replacement Collateral, or other property of the Debtors, in an amount greater than $20,000,000, individually or in the aggregate; or (2) the Debtors shall fail to remit any of the Net Cash Proceeds from any Asset Sale as required by the terms of this Supplemental Order;

(f)     an application is filed by the Debtors for the approval of any claim arising under section 507(b) of the Bankruptcy Code or any lien in any of the Cases which is pari passu with or senior to the Super-Priority Claim or Replacement Liens, excluding, in all cases, the Super-Priority Claim, Replacement Liens or other liens arising under or otherwise permitted by this Supplemental Order or the Final Order, or pursuant to any other financing agreement made with the prior written consent of the ATSB Lender Parties;

(g)     the commencement of any action by the Debtors against any of the ATSB Lender Parties, or their respective agents (including the Loan Administrator), advisors or employees, to subordinate or avoid any liens or claims made in connection with the ATSB Loan Obligations;

(h)     unless the ATSB Lender Parties shall have previously consented in writing to the Debtors' turnover of certain encumbered aircraft or other assets, as designated by the Debtors from time to time, any Order shall be entered after the date of this Supplemental Order granting relief from the stay arising under section 362 of the Bankruptcy Code to the holder or holders of any security interest, lien or right of setoff to permit foreclosure (or the granting of a deed in lieu of foreclosure or similar instrument), possession, set-off or any similar remedy with respect to any assets of any of the Debtors that have a value (determined as the greater of its book value or fair market value) in excess of $50,000,000 in the aggregate;

(i)     (1) any of the Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code, (2) the Debtors shall file a motion, or other pleading, seeking dismissal of any of the Cases under section 1112 of the Bankruptcy Code, or otherwise; or (3) a trustee under chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the Debtors' business (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106 of the Bankruptcy Code shall be appointed or elected in any of the Cases;

(j)     (1) the Debtors fail to pay timely to the Agent, on behalf of the ATSB Lender Parties or the Loan Administrator, current cash payments for all interest and fees due to the ATSB Lender Parties and the Loan Administrator (including without limitation fees due under section 2.8 of the Loan Agreement) under the terms of this Supplemental Order; or (2) the Debtors fail to pay timely current cash payments for all other charges due to the ATSB Lender Parties (or their counsel, advisors or the Loan Administrator) under the terms of this Supplemental Order.

(k)     (1) the Debtors shall assert in any pleading filed in any court that any material provision of this Supplemental Order is not valid and binding for any reason, or (2) any material provision of this Supplemental Order shall, for any reason, cease to be valid and binding without the prior written consent of the ATSB Lender Parties;

(l)     the Debtors shall fail in any material respect to comply with section 5.4(a) (Maintenance of Properties) or section 5.4(b) (Insurance) of the Loan Agreement, or the Debtors shall fail in any material respect to comply with any provisions in the Collateral Agreements governing the maintenance of the Debtors' properties or insurance;

(m)     the FAA shall suspend or revoke the Debtors' Part 121 operating certificate, or the Debtors shall at any time fail to qualify as an "air carrier" within the meaning of the Air Transportation Safety and Stabilization Act, or fail to hold a certificate under 49 U.S.C. Section 41102(a)(1);

(n)     (1) either (x) the declaration by any GE Entity of a Global Event of Default or other default or termination event under the Master MOU (unless a waiver or forbearance is granted by such GE Entity within ten (10) calendar days with respect thereto), or (y) the exercise of remedies in respect of any such Global Event of Default or other default, breach or termination event by any GE Entity (unless a waiver or forbearance is granted by any such GE Entity within five (5) business days with respect thereto); (2) the occurrence of any amendment, modification or waiver (without the consent of the ATSB Lender Parties) which, in the context of the Master MOU, is material (it being understood that any modification or amendment of the Master MOU changing the amount, timing, currency or other terms of payment by the Debtors under the Master MOU in a manner materially adverse to the Debtors or their estates shall be deemed to be material); or (3) the Debtors shall fail to deliver written notice to the ATSB Lender Parties of the occurrence of (i) any declaration of a Global Event of Default or other default or termination event under the Master MOU or (ii) the exercise of remedies in respect of any Global Event of Default or other default, breach or termination event by any GE Entity, in either case as soon as possible and in any event not later than three (3) business days after the Debtors' receipt or knowledge thereof. As used in this Supplemental Order, the terms "Global Event of Default" and "GE Entity" shall have the meaning ascribed to such terms in the Master MOU;

(o)     the declaration by any GE Entity of a Global Event of Default, other default, or termination event, or the exercise of any remedies by any GE Entity, in respect of the Debtors' failure to satisfy timely any of the Phase I Transaction Conditions, Phase II Transaction Conditions or Exit Restructuring Transaction Conditions as specified in Schedules A, B and C to the Master MOU (unless a waiver or forbearance is granted by such GE Entity within ten (10) calendar days with respect thereto);

(p)     twenty (20) calendar days shall have passed after written notice from the ATSB Lender Parties to the Debtors that, in connection with any plan of reorganization filed by the Debtors in any of the Cases, the ATSB Lender Parties have determined that the treatment of the claims of the ATSB Lender parties under such plan is not acceptable; provided that such termination is subject to the right of the Debtors, during such 20-day period, to seek authorization of the Court, over any objection of the ATSB Lender Parties, for the further use of Cash Collateral beyond the expiration of such 20-day period;

(q)     after the date of this Supplemental Order, the Debtors enter into any hedging, forward or option contract, call options, collars or swap agreements under Master Agreements for the purchase, sale or other transaction of aviation fuel, crude oil, heating oil or other commodity pursuant to an aviation fuel hedging program without the prior written consent of the ATSB Lender Parties; or

(r)     there shall occur any condition or event (including, without limitation, a strike or other labor action) that had or has a material adverse effect on the property, business, condition (financial or otherwise) or prospects of the Debtors taken as a whole.

(11)     (a)     ATSB Consent Required. Notwithstanding any other term or provision hereof, during the Supplemental Cash Collateral Period, and any Extended Supplemental Cash Collateral Period, (i) remedies exercisable by the Lenders, the Agent or the Collateral Agent under the Loan Agreement or any Collateral Agreement, and (ii) any written notice delivered pursuant to section 10 hereof, shall be exercised or made solely upon the written instruction, or with the written consent, of the ATSB. Wherever any term or provision of this Supplemental Order provides for the consent or approval of the ATSB Lender Parties, such consent shall require at a minimum the written consent of the ATSB. The ATSB authorizes the Agents and the Lenders to consent to and execute this Supplemental Order.

          (b)     No Waiver. The failure of one or more of the ATSB Lender Parties, at any time or times hereafter, to require strict performance by any Debtor (or by any subsequently appointed chapter 11 or chapter 7 trustee of any Debtor) of any provision of this Supplemental Order shall not waive, affect or diminish any right of the ATSB Lender Parties thereafter to demand strict compliance and performance herewith. No delay on the part of the ATSB Lender Parties in the exercise of any right or remedy under this Supplemental Order shall preclude any other or further exercise of any such right or remedy or the exercise of any other right or remedy. None of the rights or remedies of the ATSB Lender Parties under this Supplemental Order shall be deemed to have been suspended or waived by the ATSB Lender Parties unless such suspension or waiver is in writing and directed to the Debtors or the Court specifying such suspension or waiver.

Additional Provisions Governing Rights of the Parties

(12)     Allowance of ATSB Loan Obligations. Upon entry of this Supplemental Order, (i) the ATSB Loan Obligations shall constitute allowed secured claims of the ATSB Lender Parties against USAI and each of the Guarantors that is a Debtor in these Cases, (ii) the pre-petition liens and security interests of the Collateral Agent, for the benefit of the ATSB Lender Parties, in the Pre-Petition Collateral are found and deemed valid, perfected, enforceable and not subject to avoidance, and (iii) the claims of the ATSB Lender Parties are found and deemed to be secured by property of the Debtors having a value, as of the Petition Date, in excess of the amount of the ATSB Loan Obligations. None of the ATSB Lender Parties shall be required to file its respective proofs of claim in any of the Debtors' bankruptcy cases, the claims of such ATSB Lender Parties being fully acknowledged by the Debtors and asserted by the ATSB Lender Parties with notice to all parties in interest.

(13)     Limitation on Exercise of Rights and Remedies. None of the ATSB Lender Parties (in their capacity as such) shall take any action during the Supplemental Cash Collateral Period or any Extended Supplemental Cash Collateral Period to seize or take control over any of the Cash Collateral or the Debtors' other property, nor shall they impose freezes of assets or seek to exercise any alleged right of setoff or recoupment, or exercise any other right or remedy against the Pre-Petition Collateral, the Replacement Collateral or other property of the Debtors during the Supplemental Cash Collateral Period or any Extended Supplemental Cash Collateral Period; provided, that each of the ATSB Lender Parties reserve their rights to do any of the foregoing, after receiving authority of the Court to the extent necessary, upon a breach or violation by the Debtors of any of the terms or conditions of this Supplemental Order. Notwithstanding the above, nothing in this section 13 shall impair the rights of any federal agency or entity other than the ATSB in this regard.

(14)     Carve-Out. The Super-Priority Claim and Replacement Liens granted hereunder to and for the benefit of the ATSB Lender Parties (in their capacities as such) shall be subject and subordinate to a fund for the payment of, (a) prior to the occurrence of a Carve-Out Event (as defined below), (i) unpaid professional fees and disbursements incurred by the professionals retained, pursuant to sections 327 or 1103(a) of the Bankruptcy Code, by the Debtors, the Committee and the 1114 Committee, and approved and allowed by this Court (before or after the Carve-Out Event) pursuant to sections 330 and 331 of the Bankruptcy Code, and (ii) reasonable expenses of the members of the Committee and the 1114 Committee; (b) following the occurrence and during the pendency of a Carve-Out Event, the payment of allowed professional fees and disbursements incurred after the occurrence and during the pendency of a Carve-Out Event by the professionals retained, pursuant to sections 327 or 1103(a) of the Bankruptcy Code, by the Debtors, the Committee and the 1114 Committee, and the reasonable expenses of the members of the Committee and the 1114 Committee, in an aggregate amount not to exceed $5,000,000; and (c) quarterly fees required to be paid pursuant to 28 U.S.C. Section 1930(6) and any fees payable to the Clerk of the Bankruptcy Court and any agent thereof (collectively, the "Carve-Out"). Notwithstanding the foregoing, the fees and expenses of the professionals for the Debtors and the Committee shall not be eligible for inclusion in or payment from the Carve-Out to the extent such fees or expenses were incurred in connection with any adversary proceeding challenging the validity, extent, priority, enforceability, or unavoidability of any of the liens, security interests, or claims in favor of any of the ATSB Lender Parties or any transfers by any of the Debtors to any such parties. The foregoing shall not be construed as consent by any ATSB Lender Party to the allowance of any fees and expenses referred to above and shall not affect the right of any of the ATSB Lender Parties to object to the allowance and payment of such amounts. Upon any occurrence of a Carve-Out Event, the Debtors shall (within two (2) business days) deposit into escrow, with a commercial banking institution, the sum of $5,000,000, plus such other amounts as is agreed to satisfy claims eligible for the Carve-Out, into a segregated interest bearing account and shall enter into an escrow agreement with such institution which is reasonably satisfactory to the Committee, the ATSB Lender Parties and the Debtors.

For the purposes of the preceding paragraph, the term "Carve-Out Event" shall mean the termination of the Debtors' authorization to use Cash Collateral.

(15)     Marshalling. Notwithstanding any other term or condition hereof, or of the Loan Agreement, Guarantee, or any Collateral Agreement, the ATSB Lender Parties shall not be subject to the equitable doctrine of "marshalling" or any similar doctrine with respect to any of the Pre-Petition Collateral or the Replacement Collateral.

Section 1110 Issues

(16)     (a)     No Waiver of 1110 Section Beneficiary Rights. Nothing in this Supplemental Order, the Final Order or any other Cash Collateral Order (i) shall constitute a waiver, forbearance or adjudication of the rights of any secured party, lessor or vendor, or of any agent for any such entity (including, without limitation, any servicer or beneficial owner of any lessor and including any secured party, lessor or vendor under any aircraft lease or mortgage) (in each case, an "1110 Beneficiary") under section 1110 of the Bankruptcy Code; or (ii) shall prejudice, limit, or otherwise affect any rights of any 1110 Beneficiary or other entity under section 1110 of the Bankruptcy Code, all of which rights are expressly preserved.

(b)     Limitation on Liens in Section 1110 Assets. Notwithstanding any provision to the contrary in any Cash Collateral Order, to the extent prohibited or restricted under any Section 1110 Agreement, the Collateral Agent, the ATSB Lender Parties and any participant with or successor to the Collateral Agent or ATSB Lender Parties (i) shall not be granted nor shall they have, and the Debtors likewise shall not grant, a security interest in or lien on (A) any Section 1110 Assets, (B) any lease of, or any Debtor's leasehold interest in, any Section 1110 Assets, or (C) any other property or Section 1110 Agreement which is subject to the rights of an 1110 Beneficiary under section 1110 of the Bankruptcy Code (unless such rights of an 1110 Beneficiary arise solely by the right to enforce a negative pledge or similar provision in any Section 1110 Agreement with respect to otherwise unencumbered property); provided, however, that the Replacement Liens of the Collateral Agent and the ATSB Lender Parties shall extend to (i) all of the Section 1110 Assets in which the Collateral Agent held a lien prior to the Petition Date, and (ii) all proceeds from the Debtors' disposition of any Section 1110 Assets and any Section 1110 Agreements, if any, to which the Debtors have any rights after the payment in full of the Debtors' obligations related to such Section 1110 Assets and Section 1110 Agreements as required under section 1110 of the Bankruptcy Code; (ii) shall not be listed as a loss payee or as an additional insured on any insurance policy which the Debtors are obligated to any 1110 Beneficiary to obtain or maintain on or with respect to any Section 1110 Assets; (iii) shall not be entitled to exercise, assert or otherwise have the benefits of any rights or interests of any Debtor under any lease of Section 1110 Assets or property described in clause (b)(i) above, including rights, or interests in, or to any sums payable to, any Debtor under any lease of Section 1110 Assets or property described in clause (b)(i) and rights or interest in or to any property held under such lease; and (iv) shall not be given, and the Debtors likewise shall not place, placards or other indicia of security interests or liens in or on any Section 1110 Assets or property described in clause (b)(i) above in favor of the Collateral Agent, the ATSB Lender Parties or any participant with or successor thereto.

(c)     Removal of Liens of Record. As promptly as reasonably practicable, the Collateral Agent and the ATSB Lender Parties shall remove any liens of record which have been filed on their behalf against any Section 1110 Assets (other than liens filed pursuant to the terms of the Collateral Agreements), including, without limitation, any filings under the Uniform Commercial Code of any state or with the FAA.

(d)     Amendments or Modifications Affecting Section 1110 Issues. The terms of this paragraph may not be amended or superseded without the prior written consent of any affected 1110 Beneficiary.

(17)     Binding Effect. The provisions of this Supplemental Order shall be binding upon and inure to the benefit of the Debtors, the ATSB Lender Parties, the Loan Administrator, the Committee, the 1114 Committee and any other official committee appointed in these Cases, and any trustee subsequently appointed for the estates of any of the Debtors, whether in the Cases or in the event that any of the Cases are converted to a liquidation administered under chapter 7 of the Bankruptcy Code. Such binding effect is an integral part of the Supplemental Order. The terms of this Supplemental Order supplement, but do not replace, the terms of the Final Order, except to the extent the terms of the Final Order are inconsistent herewith.

(18)     Force and Effect. In the event that any order dismissing any of the Cases is entered pursuant to section 1112 of the Bankruptcy Code, or otherwise, (i) the ATSB Loan Obligations, Replacement Liens and Super-Priority Claims granted to or for the benefit of the ATSB Lender Parties pursuant to this Supplemental Order, or the Final Order, shall continue in full force and effect and shall maintain their priorities and entitlements as provided in this Supplemental Order and the Final Order until all of the ATSB Loan Obligations shall have been indefeasibly paid in full, and (ii) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing such claims and liens.

(19)     No Substantive Consolidation. Nothing herein shall be deemed to effect a substantive consolidation of the Cases or to prejudice the rights of the ATSB Lender Parties in the event of any such subsequent substantive consolidation. This Supplemental Order is being entered on a collective basis for administrative convenience only and no finding of fact or conclusion of law is intended to support or cause a substantive consolidation of these Cases.

(20)     Titles and Headings. The titles and headings in this Supplemental Order are and shall be without substantive meaning or content of any kind whatsoever.

(21)     Immediate Enforceability. This Supplemental Order shall constitute findings of fact and conclusions of law and shall take effect and be fully enforceable immediately upon execution hereof.

(22)     A further hearing to consider any extension of the Supplemental Cash Collateral Period, and the terms and conditions of the Debtors' use of Cash Collateral and their use, sale or lease of the other Pre-Petition Collateral during such Extended Supplemental Cash Collateral Period, shall be held on June ___, 2005 at _____ _.m., at the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, 200 S. Washington St., Alexandria, Virginia 22314, before the Honorable Stephen S. Mitchell, Untied States Bankruptcy Judge. The Debtors shall provide at least 20 days prior notice of such hearing to (i) the Supplemental Notice Parties and (ii) parties who have filed a request for service prior to such date.

SO ORDERED by the Court this ____ day of January     , 2005.

                              UNITED STATES BANKRUPTCY JUDGE

WE ASK FOR THIS:

/s/ Michael J. Canning

Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
Mara V. J. Senn, Esq. (VSB No. 43190)
ARNOLD & PORTER LLP
370 Seventeenth Street, Suite 4500
Denver, CO 80202 (303) 863-1000
- and -
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5000
     -and-
399 Park Avenue
New York, NY 10022
(212) 715-1000

Counsel to the Debtors and Debtors-in-Possession

[signatures continued]

Robert Coulter, Esq.
Assistant United States Attorney
Civil Division
U.S. Department of Justice
-and-
/s/ Brendan Collins
Andrea Horowitz Handel, Esq.
Brendan Collins, Esq.
Commercial Litigation Branch
Civil Division
U.S. Department of Justice
P. O. Box 875
Ben Franklin Station
Washington, D. C. 20044
(202) 307-0358
-and-
Steven J. Reisman, Esq.
Daniel R. Lenihan, Esq.
CURTIS, MALLET-PREVOST, COLT & MOSLE LLP
101 Park Avenue
New York, New York 10178-0061
(212) 696-6000

Attorneys for the ATSB as Government Guarantor
of the Tranche A Loan

Milbank, Tweed, Hadley & McCloy LLP
/s/ Jeffrey K. Milton
Wilbur F. Foster, Jr. , Esq.
Jeffrey K. Milton, Esq.
Richard A. Capogrosso, Esq.
1 Chase Manhattan Plaza
New York, NY 10005-1413
(212) 530-5000

Attorneys for the Tranche A Lenders

MOORE & VAN ALLEN, PLLC
/s/ Monique D. Almy

David S. Walls, Esq.
David L. Eades, Esq.
Stephen E. Gruendel, Esq.
100 North Tryon St., 47th Floor
Charlotte, N.C. 28202
(704) 331-1000
-and-

SWIDLER BERLIN, LLP

Monique D. Almy, Esq.
Misha Preheim, Esq.
The Washington Harbour
3000 K Street, NW, Suite 300
Washington, DC 20007
(202) 424-7589

Attorneys for the Collateral Agent, the Agent
and Bank of America as a Tranche B Lender

Retirement Systems of Alabama Holdings LLC
135 South Union Street
Montgomery, Alabama 36104

By: /s/ David Bronner
Title: Chairman
NO OBJECTION:

OTTERBOURG, STEINDLER, HOUSTON & ROSEN, P.C.

/s/ Scott L. Hazan
Scott L. Hazan, Esq.
Jenette Barrow-Bosshart, Esq.
Lorenzo Marinuzzi, Esq.
230 Park Avenue
New York, New York 10169-0075
Tel: 212-661-9100
-and-

VORYS, SATER, SEYMOUR AND PEASE LLP

Malcolm M. Mitchell Jr., Esq.
277 South Washington Street, Suite 310
Alexandria, Virginia 22314
(703) 837-6970
Attorneys for the Official Committee of Unsecured Creditors

Exhibit "A"
Part 1
Notice Parties for ATSB Lenders

U. S. DEPARTMENT OF JUSTICE
Commercial Litigation Branch
Civil Division
P.O. Box 875
Ben Franklin Station
Washington, DC 20044
Name/Title	Office
Andrea Horowitz Handel	Tel: 202-307-0358 Fax: 202-514-9163 Andrea.Handel@usdoj.gov
Brendan Collins	Tel: 202-616-2231 Brendan.Collins@usdoj.gov

AIR TRANSPORTATION STABILIZATION BOARD
1120 Vermont Avenue
Suite 970
Washington, DC 20005
Tel:     202-622-3550
Fax:     202-622-3420

Name/Title	Office
Mark R. Dayton	Tel: 202-622-3767 Fax: 202-622-3420 Mark.Dayton@do.treas.gov
Marguerite Owen	Tel: 202-622-3808 Fax: 202-622-3420 Marguerite.owen@do.treas.gov
Jaydeep Borwankar	Tel: 202-622-3755 Fax: 202-622-3420 Jaydeep.borwankar@do.treas.gov

LAZARD FRERES & CO., LLC
Chicago:
200 West Madison Street
Suite 2200
Chicago, IL 60606-3416
Name/Title	Office
David S. Kurtz	Tel: 312-407-6615 Fax: 312-407-6620 David.kurtz@lazard.com
Joe Miller	Tel: 312-407-6674 Fax: 312-407-6620 Joe.miller@lazard.com

 New York:
30 Rockefeller Plaza
New York, NY 10020
Tel: 212-632-6000
Name/Title	Office
Barry Ridings	Tel: 212-632-6896 Fax: 212-332-1748 Barry.ridings@lazard.com
Eric Mendelsohn	Tel: 212-632-1423 Fax: 212-332-1748 Eric.mendelsohn@lazard.com

BANK OF AMERICA, N.A.
Charlotte:
Bank of America Corporate Center
100 North Tryon Street
NC1-002-29-01
Charlotte, NC 28255
Name/Title	Office
Elizabeth Baird	Tel: 704-386-0605 Elizabeth.h.baird@bankofamerica.com

New York:
335 Madison Avenue
NY1-503-05-06
New York, NY 10017
Name/Title	Office
Bruce McCormick	Tel: 212-503-7358 bruce.mccormick@bankofamerica.com

CITIBANK, N.A.
New York:
388 Greenwich Street, 20th Floor
New York, NY 10013
Name/Title	Office
Barbara Kobelt	Tel: 212-816-1063 Fax: 212-816-0263 barbara.kobelt@citigroup.com

Chicago:
8700 Sears Tower
Chicago, IL 60606-3416
Name/Title	Office
Patrick A. Botticelli	Tel: 312-876-3294 Fax: 312-876-3291 patrick.a.botticelli@citigroup.com

CITICORP NORTH AMERICA, INC.
388 Greenwich Street, 20th Floor
New York, NY 10013
Name/Title	Office
Donna Donaldson	Tel: 212-816-8612 Fax: 646-862-9061 donna.m.donaldson@citigroup.com

CURTIS, MALLET-PREVOST, COLT & MOSLE LLP
101 Park Avenue
New York, NY 10178-0061
Tel: 212-696-6000
Fax: 212-697-1559

Name/Title	Office
Daniel Lenihan	Tel: 212-696-6949 Fax: 212-697-1559 dlenihan@cm-p.com
Steven J. Reisman	Tel: 212-696-6065 Fax: 212-697-1559 sreisman@cm-p.com

Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005-1413
Phone: 212-530-5000
Fax: 212-530-5219

Name/Title	Office
Wilbur F. Foster, Jr.	Tel: 212-530-5058 Fax: 212-822-5058 wfoster@milbank.com
Jeffrey K. Milton	Tel: 212-530-5136 Fax: 212-822-5136 jmilton@milbank.com
Richard A. Capogrosso	Tel: 212-696-6065 Fax: 212-697-1559 rcapogrosso@milbank.com
Alvin K. Leong	Tel: 852-2971-4848 Fax: 852-2840-0792 aleong@milbank.com

MOORE & VAN ALLEN PLLC
Bank of America Corporate Center
100 North Tryon Street
Suite 4700
Charlotte, NC 28202-4003

Name/Title	Office
David Eades	Tel: 704-331-1044 Fax: 704-378-2044 davideades@mvalaw.com
David Walls	Tel: 704-331-1058 Fax: 704-378-2058 davidwalls@mvalaw.com
Stephen Gruendel	Tel: 704-331-3533 Fax: 704-339-5833 stevegruendel@mvalaw.com

ORRICK, HERRINGTON & SUTCLIFFE, LLP
666 Fifth Avenue
New York, NY 10103

Name/Title	Office
Tim McVey	Tel: 212-506-5094 Fax: 212-506-5151 tmcvey@orrick.com

Part 2

Notice Parties for the Committee

OTTERBOURG, STEINDLER, HOUSTON
& ROSEN, P.C.
230 Park Avenue
New York, New York 10169-0075
Counsel for the Committee

Name/Title	Office
Scott L. Hazan	Tel: 212-661-9100, Ext. 847 Fax: 212-682-6104 shazan@oshr.com
Brett H. Miller	Tel: 212-661-9100, Ext. 827 Fax: 212-682-6104 bmiller@oshr.com

GIULIANI CAPITAL ADVISORS
5 Times Square
New York, New York 10036
Name/Title	Office
Robert Warshauer	Tel: 212-773-7300 Fax: 212-773-0221 robert.warshauer@giulianicap.com
Elizabeth Borow	Tel: 212-773-6938 Fax: 212-773-8182 elizabeth.borow@giulianicap.com

EXHIBIT "B"
Weekly Minimum Unrestricted Cash
For the Week Ending	Weekly Minimum Unrestricted Cash
1/21/05	$502,000,000
1/28/05	$498,000,000
2/4/05	$417,000,000
2/11/05	$369,000,000
2/18/05	$369,000,000
2/25/05	$371,000,000
3/4/05	$325,000,000
3/11/05	$325,000,000
3/18/05	$325,000,000
3/25/05	$380,000,000
4/1/05	$325,000,000
4/8/05	$326,000,000
4/15/05	$330,000,000
4/22/05	$342,000,000
4/29/05	$333,000,000
5/6/05	$338,000,000
5/13/05	$331,000,000
5/20/05	$342,000,000
5/27/05	$352,000,000
6/3/05	$332,000,000
6/10/05	$362,000,000
6/17/05	$381,000,000
6/24/05	$374,000,000
6/30/05	$341,000,000

___________________________________________________________________________________

1 The Debtors are the following entities: US Airways, Inc., US Airways Group, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc. and Material Services Company, Inc.

2 Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Final Order (as defined below).

3 For the avoidance of doubt, the Debtors may use Cash Collateral in connection with the leasing or purchase and financing of (i) three (3) ERJ-170 aircraft, to the extent approved and authorized by the Court in response to the Debtors' Motion for Order Pursuant to 11 U.S.C. Sections 105(a), 362, 363, 364, and 1110 and Fed. R. Bankr. P. 9019 Authorizing the Debtors to Enter into a Global Settlement, Including a Mortgage Loan Facility, with Embraer-Empresa Brazileira de Aeronautica SA, filed on January 13, 2005 (the "Embraer Transaction"), and (ii) three (3) CRJ-701 aircraft, to the extent approved and authorized by the Court in response to the Debtors' Motion for Order Pursuant to 11 U.S.C. Sections 105(a), 362, 363, 364, 365 and 1110 Authorizing the Debtors to Enter into a Financed Lease Facility with DVB Bank AG in Connection with the Acquisition of Three Bombardier (Canadian) CRJ 700 Regional Jets and to Enter into Agreements with Bombardier, Inc. With Respect Thereto, filed on January 13, 2005 (the "Bombardier Transaction"), in each case subject to the rights of the ATSB Lender Parties and the Committee set forth in the orders approving such transactions. The Embraer Transaction, the Bombardier Transaction, and the GE Global Settlement and the transactions and agreements to be implemented in connection therewith may be referred to collectively herein as the "Approved Aircraft Transactions." Subject to the terms and conditions of the respective orders authorizing the Approved Aircraft Transactions, the ATSB Lender Parties consent to the Debtors' entry into each of the Approved Aircraft Transactions.

4 Notwithstanding any other term or provision of this Supplemental Order or the Final Order, the Replacement Collateral shall not, for the avoidance of doubt, include (i) any assets which are governed by "Trust Agreements", as such term is defined in the Loan Agreement, (ii) passenger facility charges (the "PFCs") collected by the Debtors or the Debtors' agents pursuant to 49 U.S.C. Section 40117 and 14 C.F.R. part 158, whether or not such PFCs are held in a trust account; (iii) passenger inspection user fees (the "User Fees") collected by the Debtors or the Debtors' agents pursuant to 21 U.S.C. Section 136a, 8 U.S.C. Section 1356, and/or 19 U.S.C. Section 58c, whether or not such User Fees are held in a trust account; (iv) security service fees (the "Security Service Fees") collected by the Debtors or the Debtors' agents pursuant to 49 C.F.R. part 1510, whether or not such Security Service Fees are held in a trust account; (v) any deposit or reserve delivered by a Debtor to a Section 1110 Beneficiary (as defined below) in connection with the purchase, financing or lease of a Section 1110 Asset (as defined below); provided that the Replacement Liens attach automatically to any reversionary or residual interest any Debtor may have in such deposit or reserve upon the satisfaction of the obligations secured thereby; and (vi) any third party assets that are subject to a valid consignment or bailment under the law of the applicable jurisdiction. To the extent that the Debtors are required by applicable statute or regulation, or by order of the Court, to segregate any of such PFCs, User Fees or Security Service Fees, the Debtors shall comply with such requirements and shall not commingle any such funds or amounts with the Unrestricted Cash. For the avoidance of doubt, any such funds described in clauses (i) through (v) above shall not constitute "Unrestricted Cash" for the purposes of this Supplemental Order or the Final Order.

5 To the extent that the Debtors and the ATSB Lender Parties agree to extend the Debtors' use of Cash Collateral for any Extended Supplemental Cash Collateral Period, the Debtors and the ATSB Lender Parties contemplate that the financial covenants contained in section 9(h)(1) through (h)(3) will need to be modified to apply to any such Extended Supplemental Cash Collateral Period.

6 Consolidated EBITDAR means, for any period, the sum of (i) the consolidated operating income of the Debtors for such period, (ii) rental expenses of the Debtors for such period under aircraft operating leases, (iii) depreciation and non-cash amortization expenses and extraordinary charges, including restructuring charges, and other unusual items of the Debtors that were recognized in arriving at the amount of such consolidated operating income for such period, all as determined on a consolidated basis in accordance with generally accepted accounting principles.